UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

VAXGEN, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of or organization)	0-26483 (Commission File Number)	94-3236309 (I.R.S. Employer incorporation Identification Number)

349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080

(Address of Principal Administrative Offices)

Registrant’s Telephone Number, Including Area Code:            (650) 624-1000

_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2007, VaxGen, Inc. (the "Company") entered into the Sixth Amendment to the Lease Agreement by and between the Company and Oyster Point Tech Center LLC, dated October 26, 1998, as amended (the “Lease Amendment”). The Lease Amendment calls for the Company to relinquish occupancy of its facility located at 347 Oyster Point Boulevard, one of its two buildings subject to the lease, effective March 1, 2008. The Lease Amendment will reduce the Company’s lease obligations by approximately $12 million over the remaining lease term, which runs through December 31, 2016. The Company will pay a surrender fee to the landlord of $100,000. The Company will retain occupancy of the other building subject to the lease, located at 349 Oyster Point Boulevard and, under the Lease Amendment, will pay an increased base rent with respect to this building for a portion of the remaining lease term. In addition, under the Lease Amendment, the amount of the $2.35 million letter of credit delivered by the Company in favor of the landlord will be reduced by $950,000, with further reductions over the remaining term of the lease upon the achievement of financial benchmarks by the Company.

This Lease Amendment is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

SECTION 8- OTHER EVENTS

On October 17, 2007, the Company issued a press release entitled, “VaxGen Restructures Lease Obligation to Further Reduce Spending”.

This press release is attached as Exhibit 99.1 to this report and in incorporated herein by reference.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(d)	Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to the Lease Agreement by and between VaxGen, Inc. and Oyster Point Tech Center LLC, dated October 11, 2007.

99.1	Press release entitled “VaxGen Restructures Lease Obligation to Further Reduce Spending”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2007	VaxGen, Inc. (Registrant) By: /s/ Matthew J. Pfeffer —————————————— Matthew J. Pfeffer Senior Vice President, Finance and Administration and Chief Financial Officer